UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2011

ACCESS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Stemmons Freeway, Suite 176
Dallas, TX 75207
(Address of principal executive offices) (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
         -------------------------------------------------------------

As of November 1, 2011, we entered into securities purchase agreements (the “Purchase Agreement”) with accredited investors whereby we agreed to sell certain units to these investors. Each unit consists of one share of our common stock, par value $0.01 per share (“Common Stock”) and a warrant (“Two and One Half Year Warrant”) to acquire 0.50 shares of Common Stock at an exercise price of $1.67 per share of Common Stock with a term of two and one half years and a warrant (“Five Year Warrant”) to acquire 0.50 shares of Common Stock at an exercise price of $2.00 per share of Common Stock with a term of five years. The units will be issued at a price of $1.45 per unit. In connection with the Company's proposed offering of up to approximately 3.71 million units for an aggregate purchase price of up to approximately $5.39 million, the Company announced on November 2, 2011, the receipt of commitments from investors to purchase approximately 2.35 million units for an aggregate purchase price of approximately $5.2 million. Since that date, the Company has received additional commitments from investors to purchase an additional 135,000 units for an additional purchase price of approximately $196,000. The Company closing occurred Thursday, November 10, 2011.

Common Stock Purchase Warrants

The Warrants issued upon closing will be exercisable for an aggregate of up to approximately 3.71 million shares of our Common Stock with one half of the shares (1.86 million shares) at an exercise price of $1.67 per share and one half of the shares (1.86 million share) at an exercise price of $2.00 per share. Under certain circumstances, the warrants can also be exercised on a cashless basis. One half of the warrants (1.86 million shares with an exercise price of $1.67 per share) will expire two and one half years from the date of issuance and one half of the warrants (1.86 million shares with an exercise price of $2.00 per share) will expire five years from the date of issuance. The warrant exercise price is subject to adjustment, under certain circumstances, including an equitable adjustment for stock splits, dividends, combinations, reorganizations and the like.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Purchase Agreement and the Form of Warrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
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(c) Exhibits

Number	Title
10.1	Securities Purchase Agreement
10.2	Form of Warrant - Two and One Half Year Warrant
10.3	Form of Warrant - Five Year Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Pharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
       ------------------------------
       Stephen B. Thompson
       Vice President and
       Chief Financial Officer

Dated  November 10, 2011

2

EXHIBIT INDEX

Number	Title
10.1	Securities Purchase Agreement
10.2	Form of Warrant - Two and One Half Year Warrant
10.3	Form of Warrant - Five Year Warrant